Exhibit 10.7

PREPARED BY AND WHEN

RECORDED RETURN TO:

LATIMER LEVAY FYOCK LLC

55 W. Monroe Street, Suite 1100

Chicago, IL 60603
Attn.: Janet Wagner, Esq.
LLF File No.: 72001-381

Parcel/ID: 15-15-313-003

Property Address:

1255 Town Center Road
Vernon Hills, Illinois

(Lake County)

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FILING

(Illinois)

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (as the same may from time to time hereafter be modified, supplemented or amended, this “Mortgage”) is made as of May 3, 2017, by IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company (“Mortgagor”), having its principal place of business and mailing address at 2901 Butterfield Road, Oak Brook, Illinois 60523, to and for the benefit of PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation, having a principal place of business and mailing address at 4800 N. Harlem Avenue, Harwood Heights, IL 60706, as “Lender”.

WITNESSETH:

Mortgagor is justly indebted to Lender for money borrowed (the “Loan”) in the original principal sum of Thirteen Million Eight Hundred Thousand and 00/100 Dollars ($13,800,000.00) (the “Loan Amount”) made pursuant to the Loan Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) and evidenced by a Secured Promissory Note of even date herewith executed by Mortgagor, made payable and delivered to Lender (as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof, the “Note”), in which Note the Mortgagor promises to pay to Lender the Loan Amount, together with all accrued and unpaid interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any) and all other obligations and liabilities due or to become due to Lender pursuant to the Loan Documents and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan Documents (as defined in the Loan Agreement) (collectively the “Indebtedness”) until the Indebtedness has been paid in accordance with the Note and other Loan Documents. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

The Note is in the original principal amount of $13,800,000.00 and matures May 3, 2024.

NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Loan Documents, and all extensions, modifications, and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Mortgagor to Lender in connection with the Loan Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Mortgagor does by these presents hereby grant, bargain, sell, alien, convey, mortgage, warrant, assign, transfer, hypothecate, pledge, deliver, set over and confirm, remise and release unto Lender, its successors and assigns forever, with power of sale, that certain real estate and all of Mortgagor’s estate, right, title and interest therein, located in the County of Lake, State of Illinois, more particularly described in Exhibit ”A” attached hereto and made a part hereof (the “Land”), which Land, together with the following described property, rights and interests, is collectively referred to herein as the “Premises,” together with:

A.	Mortgagor’s interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily; and

B.	All and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, direct flow, ditch, reservoir, well and other water rights, whether or not adjudicated, whether tributary or nontributary and whether evidenced by deed, water stock, permit or otherwise, sewer rights, rights in trade names (excluding however, the “Inland” name and logo), licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and the right in the case of foreclosure hereunder of the encumbered property for Lender to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof; and

C.	All right, title and interest of Mortgagor in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and a security interest in all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; all items of furniture, furnishings, equipment and personal property owned by Mortgagor used or useful in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Mortgagor or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the “Improvements”). Mortgagor and Lender mutually agree, intend and declare that all the Improvements owned by Mortgagor and placed by it on the Land or used in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the Land and, for the purpose of this Mortgage, to be Land and covered by this Mortgage, and as to any of the Improvements which do not form a part and parcel of the Land or do not constitute a “fixture” (as such term is defined in the Uniform Commercial Code in effect in the state where the Premises is located, as amended, modified and/or recodified from time to time, the “UCC”), this Mortgage and the other Loan Documents (the terms of which grant a security interest in personal property or real property, the proceeds of which may become personal property) are each hereby deemed to be, as well, a security agreement under the UCC for the purpose of creating a security interest in all items, including, but not limited to all property and rights which Mortgagor may grant, assign, bargain, sell, transfer, set over, deliver, or otherwise convey to Lender, as secured party, under the terms of this Mortgage or any of the other Loan Documents, including any and all proceeds thereof. Mortgagor hereby appoints Lender as its attorney-in-fact, effective upon the occurrence of any Event of Default, to execute such documents necessary to perfect Lender’s security interest and authorizes Lender at any time until the Indebtedness is paid in full, to prepare and file, at Mortgagor’s expense, any and all UCC financing statements, amendments, assignments, terminations and the like, reasonably necessary to create and/or maintain a prior security interest in such property all without Mortgagor’s execution of the same. Furthermore, upon the occurrence of any Event of Default under the Loan Documents, Lender will, in addition to all other remedies provided for in the Loan Documents, have the remedies provided for under the UCC. Mortgagor warrants that, to its knowledge, the location of such property is upon the real estate. Mortgagor covenants and agrees that Mortgagor will furnish Lender with notice of any change in Mortgagor’s name, identity, entity, structure, organization identification number and residence or principal place of business within thirty (30) days of the effective date of any such change. Mortgagor, as debtor, hereby grants to Lender, as secured party, a security interest in all Improvements (to the extent Improvements include any personal property pursuant to the UCC) as security for the Loan and Indebtedness and Borrower hereby authorizes Lender to file any financing statements as Lender may reasonably require in order to perfect such grant of security interest. This Mortgage is being recorded as a Fixture Filing (as defined in the UCC), and for this purpose, the name and address of the debtor is the name and address of Mortgagor as set forth in this Mortgage, and the name and address of the secured party is the name and address of Lender as set forth in this Mortgage; and

D.	All right, title and interest of Mortgagor, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Mortgagor, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises; and

E.	All funds now or hereafter held by Lender under any property reserves agreement (including any proceeds derived from any letter of credit) or escrow security agreement or under any of the terms hereof or of the Loan Documents, including but not limited to funds held under the provisions of the Loan Agreement; and

F.	All of Mortgagor’s payment intangibles, letter of credit rights, interest rate cap agreements, tenant in common agreement rights, and any other contract rights of Mortgagor related in any manner to the ownership, operation, or management of the Premises, as well as any and all supporting obligations, and all proceeds, renewals, replacements and substitutions thereof; and

G.	All funds, accounts and proceeds thereof relating to the Premises whether or not such funds, accounts or proceeds thereof are held by Lender under the terms of any of the Loan Documents, including, but not limited to bankruptcy claims of Mortgagor against any tenant at the Premises, and any proceeds thereof; proceeds of any Rents, insurance proceeds from all insurance policies required to be maintained by Mortgagor under the Loan Documents (subject to the balance of the terms of this Mortgage); all refunds and rebates with respect to any tax or utility payments; and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Mortgagor by reason of any damage to, destruction of or taking of the Premises or any part thereof, whether the same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a “Taking”).

TO HAVE AND TO HOLD the same unto Lender, its successors and assigns, upon the uses, covenants and agreements herein expressed; PROVIDED, HOWEVER, that should the Indebtedness be paid according to the tenor and effect thereof when the same shall become due and payable as provided for in the Loan Documents, and should Mortgagor perform all covenants contained in the Loan Documents in a timely manner, then this Mortgage shall be cancelled and released.

Mortgagor represents that it shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Lender a valid first lien on all of the Premises, subject to the Permitted Encumbrances.

Mortgagor further represents that (i) the Premises is not subject to any casualty damage; (ii) Mortgagor has not received any written notice of any eminent domain or condemnation proceeding affecting the Premises; (iii) all leasing broker fees and commissions payable by Mortgagor with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds; and (iv) to the best of Mortgagor’s knowledge, following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Mortgagor or any Person owning an interest (directly or indirectly) in Mortgagor (“Interest Owner(s)”) or any property of Mortgagor or any Interest Owner in any court or before any arbitrator of any kind or before or by any governmental authority (whether local, state, federal or foreign) that, individually or in the aggregate, could reasonably be expected by Lender to be material to the transaction contemplated hereby. Notwithstanding the foregoing, no representation is made concerning holders of interests in Mortgagor who are Interest Owners solely by virtue of their ownership interest in the Mortgagor.

Mortgagor further represents, warrants and covenants that as of the date hereof and until the Indebtedness is paid in full:

(a)	Mortgagor and each Person owning an interest in Mortgagor and/or any guarantor is not (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), (ii) a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of the laws and regulations of the United States of America or any Executive Order of the President of the United States of America;

(b)	none of the funds or other assets of Mortgagor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined);

(c)	no Embargoed Person has any interest of any nature whatsoever in Mortgagor (whether directly or indirectly);

(d)	none of the funds of Mortgagor have been derived from any unlawful activity with the result that the investment in Mortgagor is prohibited by law or that the Loan Documents are in or will be in violation of law,

(e)	Mortgagor has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under the laws of the United States of America, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Mortgagor is prohibited by law or Mortgagor is in violation of law;

(f)	Mortgagor has complied and will continue to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect; and

(g)	Mortgagor has not and will not use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Lender under the Loan Documents.

Mortgagor will immediately notify Lender in writing if any of the representations, warranties or covenants in this Mortgage are no longer true or have been breached or if Mortgagor has a reasonable basis to believe that they may no longer be true or have been breached. In addition, Mortgagor will, at the request of Lender, provide such information as may be requested by Lender to determine Mortgagor’s compliance with the terms hereof.

Mortgagor COVENANTS AND AGREES AS FOLLOWS:

1.       Mortgagor shall:

(a)       pay each item of Indebtedness secured by this Mortgage when due according to the terms of the Loan Documents;

(b)       pay, to the extent permitted by law, a Late Charge on any payment of principal, interest or Indebtedness which is not paid on or before the due date as required under the Note;

(c)       pay, on or before the due date thereof any indebtedness permitted to be incurred by Mortgagor pursuant to the Loan Documents and any other claims which could become a lien on the Premises (unless otherwise specifically addressed in paragraph 1(e) hereof), and upon request of Lender exhibit satisfactory evidence of the discharge thereof;

(d)       complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land which are required to be performed by Mortgagor;

(e)       manage, operate and maintain the Premises and keep the Premises, including, but not limited to, the Improvements, in good condition and repair and free from mechanics liens or other liens or claims for liens, provided, however, that Mortgagor may in good faith, with reasonable diligence and upon written Notice to Lender within thirty (30) days after Mortgagor has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Mortgagor shall have obtained a bond over such lien or claim from a bonding company acceptable to Lender which has the effect of removing such lien or collection of the claim or lien so contested; (iv) Mortgagor shall pay all costs and expenses incidental to such contest; and (v) in the event of a final, non-appealable ruling or adjudication adverse to Mortgagor or the Premises and provided the court of jurisdiction has not granted a stay of the enforcement of the ruling or judgment, Mortgagor shall promptly pay such claim or lien, shall indemnify and hold Lender and the Premises harmless from any loss or damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lender.

(f)       comply, and cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, “Legal Requirements”);

(g)       subject to the provisions of Paragraph 5 hereof, promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements, there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction;

(h)       if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located. Mortgagor shall notify Lender at least thirty (30) days prior to any relocation of Mortgagor’s principal place of business to a different state or any change in Mortgagor’s state of formation;

(i)       do all things necessary to preserve and keep in full force and effect Lender’s title insurance coverage insuring the lien of this Mortgage as a first and prior lien, subject only to the Permitted Encumbrances and any other exceptions after the date of this Mortgage approved in writing by Lender, including without limitation, delivering to Lender not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note or any other Loan Document, any new policy or endorsement which may be reasonably required to assure Lender of such continuing coverage;

(j)       execute any and all documents which may be required to perfect the security interest granted by this Mortgage; and

(k)       remain a Limited-Asset Entity.

2.        Mortgagor shall not:

(a)       construct any building or structure nor make any alteration or addition (other than normal repair and maintenance) to (i) the roof or any structural component of any Improvements on the Premises or (ii) the building operating systems, including, but not limited to, the mechanical, electrical, heating, cooling, or ventilation systems (other than replacement with equal or better quality and capacity), in each case except to the extent that such activity is required by applicable Legal Requirements;

Notwithstanding anything hereinabove to the contrary, the restrictions set forth in this Paragraph 2(a) shall not be applicable if such activity is (i) required by applicable Legal Requirements or (ii) specifically provided for in a Lease approved by Lender prior to closing of the Loan or thereafter, in which a tenant has the right to complete any of the above without Mortgagor’s prior consent in its capacity as landlord under such Lease. With respect to any Lease in which the above activities require Mortgagor’s prior consent (in its capacity as landlord under such Lease), Mortgagor shall also obtain Lender’s prior written consent, not to be unreasonably withheld;

(b)       remove or demolish any material Improvements, or any portion thereof, which at any time constitute a part of the Premises;

Notwithstanding anything hereinabove to the contrary, Mortgagor may construct, remove or demolish tenant improvements within the then-existing building(s) or other structures to the extent such work is required solely under the terms of any Leases approved by Lender provided (i) no Event of Default exists under the Loan Documents; (ii) the work is completed on a timely basis, in a good, workmanlike, lien-free manner and in accordance with all Legal Requirements; and (iii) such work does not negatively affect the structural integrity of the Improvements or the value of the Premises.

(c)       cause or permit any change to be made in the general use of the Premises without Lender’s prior written consent;

(d)       initiate any or acquiesce to a zoning reclassification or material change in zoning of the Premises without Lender’s prior written consent. Mortgagor shall use all reasonable efforts to contest any such zoning reclassification or change;

(e)       make or permit any use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any Person or the public;

(f)       except for the Permitted Transfers described in Section 6.19 of the Loan Agreement, Leases permitted by the terms of the Assignment of Leases or to the extent permitted elsewhere in the Loan Documents, permit, acquiesce to or allow any of the following to occur: (i) a sale, conveyance, assignment, transfer, encumbrance (other than the lien hereof, the Lease(s), the Permitted Encumbrances and those liens which Mortgagor is contesting in accordance with this Mortgage), alienation, pledge or other disposition (whether directly or indirectly, voluntary or involuntary, or by operation of law) of all or any portion of the Premises or an interest in the Premises or direct or indirect ownership interests in the Mortgagor; (ii) the reconstitution or conversion of Mortgagor and/or any Interest Owner from one entity to another type of entity except in connection with a Permitted Transfer; (iii) the issuance or other creation of ownership interests in the Mortgagor and/or any Interest Owner, except as otherwise expressly permitted by the Loan Agreement; (iv) a merger, consolidation, reorganization or any other business combination with respect to Mortgagor and/or any Interest Owner that is not an Interest Owner solely by virtue of its ownership interest in the Mortgagor; (v) a conversion to or operation of all or any portion of the Premises as a cooperative or condominium form of ownership; or (vi) if Mortgagor is a trust, the addition, deletion or substitution of a signatory trustee of such trust. For the purposes of this provision, any of the events described above shall be defined as a “Transfer”. If any such Transfer occurs without the prior written consent of Lender, it shall be null and void and shall constitute an immediate Event of Default under the Loan Documents. Lender may, in its commercially reasonable discretion, consent to a Transfer (not otherwise expressly permitted by the terms hereof), and any such consent shall not constitute a consent as to any other Transfer;

(g) cause, permit or allow: (i) any Person to own an interest in Mortgagor who is (A) identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC, or (B) a party with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; (ii) any of the funds or other assets of Mortgagor to constitute property of, or be beneficially owned, directly or indirectly, by any Embargoed Person; (iii) an Embargoed Person to have any interest of any nature whatsoever in Mortgagor (whether directly or indirectly); or (iv) any of its funds to be derived from any unlawful activity with the result that the investment in Mortgagor is prohibited by law or that the Loan Documents are in or will be in violation of law.

3. (a) Mortgagor shall pay, or cause to be paid when due, and before any penalty attaches or interest accrues, all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within ten (10) days following Lender’s request, furnish to Lender a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Mortgagor may, at its option, pay such tax, assessment or charge in installments.

(b)       If Mortgagor desires to contest any tax, assessment or charge relating to the Premises, Mortgagor may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that (i) if contest of any tax, assessment or charge may be made without the payment thereof, and (ii) such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same, then Mortgagor may, in its discretion and upon the giving of Notice to Lender of its intended action and upon the furnishing to Lender of such security or bond as Lender may require, contest any such tax, assessment or charge in good faith and in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Mortgagor. In the event of a ruling or adjudication adverse to Mortgagor, Mortgagor shall promptly pay such tax, assessment or charge. Mortgagor shall indemnify and save harmless the Lender and the Premises from any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lender, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss.

4. (a) Mortgagor shall at all times keep or cause to be kept in force (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for perils covered by a Standard “All Risk” insurance policy (to include Basic and Broad Form causes of loss), including coverage against terrorism containing both replacement cost and agreed amount endorsements or equivalent coverage; (ii) commercial general liability insurance naming Lender as an additional insured protecting Mortgagor and Lender against liability for bodily injury or property damage occurring in, on or adjacent to the Premises in commercially reasonable amounts; (iii) boiler and machinery insurance if the property has a boiler or is an office building; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee’s liability) for a period of twelve (12) months; (v) builders risk insurance during all periods of construction; and (vi) insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, hurricane and windstorm. Notwithstanding anything herein above to the contrary, if neither: (i) property insurance without an exclusion for terrorism, terrorist acts or similar perils (“Terrorism”) nor (ii) a separate policy insuring specifically against Terrorism is available at a cost which is in Lender’s opinion commercially reasonable, taking into consideration, among other things, (A) how properties similar in type, size, quality and location are insured with respect to Terrorism and (B) the amount of coverage, premium and deductible applicable to such insurance, then Lender agrees to waive the requirement to provide insurance covering Terrorism until such coverage again becomes available at a cost that is commercially reasonable in Lender’s opinion.

(b)       All insurance (including deductibles and exclusions) shall be in form, content and amounts approved by Lender and written by an insurance company or companies approved by Lender and rated A-, class size VIII or better in the most current issue of Best’s Insurance Reports and which is licensed to do business in the state in which the Premises are located or a governmental agency or instrumentality approved by Lender. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a thirty (30) day (except for nonpayment of premium, in which case, a ten (10) day) notice of cancellation clause in favor of Lender. All certificates of insurance (or policies if requested by Lender) shall be delivered to and held by Lender as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Lender at least thirty (30) days before the expiration date of any policy. Mortgagor shall not carry or permit to be carried separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

5.       In the event of any damage to or destruction of the Premises, or any part thereof (and subject to the provisions of Paragraph 5(e) below):

(a)       Mortgagor shall immediately give Lender Notice thereof. Lender shall have the right (which may be waived by Lender in writing) to settle and adjust any claim in excess of $100,000 under such insurance policies required to be maintained by Mortgagor. In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor; provided that proceeds of claims not exceeding $100,000 shall be paid to Mortgagor so long as there is no then existing Event of Default. Mortgagor agrees and acknowledges that such proceeds shall be held by Lender without any allowance of interest and that in any bankruptcy proceeding of Mortgagor, all such proceeds shall be deemed to be “Cash Collateral” as that term is defined in Section 363 of the Bankruptcy Code. Provided that no Event of Default exists, Mortgagor shall have the right to participate in any settlement or adjustment; provided, however, that any settlement or adjustment shall be subject to the written approval of Lender, not to be unreasonably withheld, conditioned or delayed.

(b)       Such proceeds, after deducting therefrom any reasonable expenses incurred by Lender in the collection thereof (including but not limited to reasonable attorneys’ fees and costs), shall be applied by Lender to pay the Indebtedness secured hereby, whether or not then due and payable, without prepayment penalty.

Notwithstanding anything hereinabove to the contrary (but subject to the provisions of Paragraph 5(e) below),

(i)       in the event the casualty occurs more than six (6) months prior to the maturity date of the Note and no Event of Default exists, Lender shall apply such proceeds as follows:

(A)       If the aggregate amount of such proceeds is less than $100,000, Lender shall pay such proceeds directly to Mortgagor, to be held in trust for Lender and applied to the cost of rebuilding and restoring the Premises. If there is an existing Event of Default, such proceeds shall be paid to Lender.

(B)       If the aggregate amount of such proceeds equals or exceeds $100,000, such proceeds shall be paid to Lender, and Lender shall disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises, subject to the conditions set forth in paragraph 5(c) below.

(ii)       in the event (x) an Event of Default exists, or (y) the casualty occurs during the last six (6) months prior to the maturity date of the Note and Lender determines that the repair and restoration of such casualty cannot be completed prior to the maturity date of the Note, or (z) the conditions set forth in paragraph 5(c) are not met, then Lender, in its sole and absolute discretion may either:

(A)       declare the entire Indebtedness to be immediately due and payable without prepayment penalty. In such event, all proceeds shall be applied toward payment of the Indebtedness in such priority as Lender elects; or

(B)       disburse such proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises subject to those conditions set forth in paragraph 5(c) which Lender in its sole and absolute discretion may require.

(c) (i) In the event that Mortgagor is to be reimbursed out of the insurance proceeds or out of any award or payment received with respect to a Taking, Lender shall from time to time make available such proceeds, subject to the following conditions: (A) there continues to exist no Event of Default; (B) the delivery to Lender of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect’s certificates, waivers of lien, contractor’s sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Lender may reasonably require and approve; (C) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (D) Lender approves the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications (if said plans and specifications substantially comply with those previously approved by Lender, Lender’s approval shall not be unreasonably withheld); (E) if the amount of any insurance proceeds, award or other payment is insufficient to cover the cost of restoring and rebuilding the Premises, Mortgagor shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds; (F) Mortgagor pays to Lender a non-refundable processing fee equal to the greater of $5,000.00 or .25% of the amount of such proceeds within sixty (60) days of the occurrence of any such damage or destruction and before Lender disburses any proceeds; and (G) such other conditions to such disbursements that, in Lender’s reasonable discretion, would be customarily required by a construction lender doing business in the area where the Premises is located or which are otherwise required by any rating agency rating a Securitization Transaction.

(ii)       No payment made by Lender prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed 90% of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens. Any proceeds remaining after payment of the cost of rebuilding and restoration shall, at the option of Lender, either be (a) applied in reduction of the Indebtedness secured hereby, or (b) paid to Mortgagor.

(iii)       Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all Legal Requirements.

(d)       Should such damage or destruction occur after foreclosure or sale proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the Improvements, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lender elects, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if it shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

6.       In the event of the commencement of a Taking affecting the Premises:

(a)       Mortgagor shall give Lender Notice thereof. Lender may participate in such proceeding, and Mortgagor shall deliver to Lender all documents requested by it to permit such participation.

(b)       Mortgagor shall cause the proceeds of any award or other payment made relating to a Taking, to be paid directly to Lender. Lender, in its sole and absolute discretion: (i) may apply all such proceeds to pay the Indebtedness in such priority as Lender elects without prepayment penalty; or (ii) subject to and in accordance with the provisions set forth in paragraph 5(c) above, may disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises.

(c)       Notwithstanding anything herein above to the contrary, provided no Event of Default exists, Lender agrees to disburse the proceeds received from any Inconsequential Taking, as hereinafter defined, to Mortgagor for the repair and/or replacement of the Premises. An “Inconsequential Taking” shall be a Taking which (i) results in less than $100,000 in proceeds; (ii) does not, in Lender’s determination, materially or adversely affect the Improvements, parking, access, ingress, egress or use of the Premises; and (iii) does not trigger any rights or options of tenants under the Leases.

7.     If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Mortgagor or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lender or Mortgagor in respect of the issuance or the making, executing, delivering, recording and/or registration of this Mortgage or the Note or otherwise in connection with the Loan Documents or the Loan, except for Lender’s income or franchise tax, Mortgagor covenants and agrees to pay such tax or fee in the manner required by such law and to hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee, and any and all penalties, interest, attorneys’ fees or other costs due in connection therewith. In the event of a failure by Mortgagor to pay any such tax or fee, or applicable penalties, interest, attorneys’ fees or other costs, as set forth herein, the same shall, without limitation of any other remedies herein, constitute an Event of Default under this Mortgage, and, should Lender elect to pay the same, all such taxes, fees, penalties, interest, attorneys’ fees or other charges, in addition to being due and owing to Lender upon demand, shall be secured by the lien of this Mortgage and shall bear interest at the Default Rate as hereinafter provided from the date of advance by Lender until paid by Mortgagor. Notwithstanding anything to the contrary in this Mortgage, the Note or any of the Loan Documents, this paragraph 7 shall survive repayment of the Note and satisfaction of this Mortgage.

8.(a)       Upon the occurrence of any Event of Default, Lender may, but need not, make any payment or perform any act herein required of Mortgagor, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys’ fees and costs and reasonable attorneys’ fees and costs on appeal, and any other money advanced by Lender to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid.

(b)       In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Lender may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

9.     If one or more of the following events (herein called an “Event of Default” or “Events of Default” as the context so requires) shall have occurred:

(a)       failure to pay when due any principal of or interest on the Note or any other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Loan Documents and continuance of such failure for five (5) days after payment of any such amount is due; or

(b)       the failure of Mortgagor to duly observe or perform any of the covenants, conditions and agreements of the Mortgagor contained in paragraph 2(f) of this Mortgage; or,

(c)       with respect to matters not described in the other subsections of this Section 9, failure to duly observe or perform any covenant, condition or agreement of the Mortgagor contained in this Mortgage, and such failure shall have continued for thirty (30) days after Notice specifying such failure is given by Lender to Mortgagor; provided that if any such failure to observe or perform shall be of such nature that it can be cured, but cannot be cured or remedied within thirty (30) days, Mortgagor shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed ninety (90) days following the giving of Notice), provided Mortgagor commences the cure or remedy thereof within the thirty (30) day period following the giving of Notice and thereafter proceeds with diligence, as determined by Lender, to complete such cure or remedy; or

(d)       with respect to matters not described in the other subsections of this Section 9, failure to duly observe or perform any covenant, condition or agreement of the Mortgagor contained in any of the Loan Documents which continues beyond any applicable grace of cure period;

then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Lender and without further notice to Mortgagor, become immediately due and payable together with accrued interest thereon and all other Indebtedness, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance and any interest or other Indebtedness then due, at the Default Rate until fully paid or, if Lender has not exercised said option, for the duration of any Event of Default.

10.     Upon the occurrence of any Event of Default, whether or not such Event of Default has been subsequently remedied by Mortgagor or others, but such remedy, if any, has not been accepted by Lender in writing, Lender may elect to declare, without notice, all sums secured hereby immediately due and payable, including any charge provided for herein or in the Note, whereupon interest shall accrue on all such sums at the Default Rate. Lender is authorized and empowered to exercise any remedy available to it under applicable law, including, without limitation, filing of a foreclosure action under applicable law, and, to the extent permitted by applicable law, is authorized and empowered without oath or bond to enter upon and take possession of the Premises, and before or after such entry, pursuant to power of sale or otherwise, sell the Premises (or such part or parts thereof or leasehold, subleasehold or other interest therein encumbered hereby as the Lender may from time to time elect to sell), in the manner provided under applicable law. Mortgagor, in case of any sale under this Mortgage, or upon default in any interest or principal payment, or breach of any covenant contained herein, will, upon demand, surrender possession of the Premises and will from that moment become and be a tenant holding over, removable by process as upon a forcible and unlawful detainer and will pay the said purchaser or Lender the reasonable rental value of the

Premises from and after said sale or after such default or breach of covenant. Lender may become the purchaser at any sale hereunder and may bid at said sale in the form of cash, cash equivalents and/or cancellation of all or any part of the Indebtedness or any combination thereof. The Lender may, to the extent permitted by law, act either in person or through the agency of an auctioneer. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as Lender in its sole discretion may elect, and if Lender so elects, Lender may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the UCC, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises is sold or the Indebtedness is paid in full.

11.       Upon such sale, Lender shall make, execute, and after due payment is made, deliver to the purchaser or purchasers a deed or deeds for the Premises or part thereof sold and shall apply the proceeds of the sale, at the election of Lender first, to all of the expenses of such sale including the reasonable expenses of Lender and the reasonable fees and costs of any attorneys for Lender, all of which shall accrue and become due from and after any Event of Default, together with any sums which Lender shall have paid for procuring any abstract, certificate or report of title to the Premises and, second, to principal, interest and any other Indebtedness and all other sums or amounts due under the Note or agreed or provided to be paid by Mortgagor herein or by Mortgagor in any other Loan Documents, all in such order as Lender may determine. The remainder of such proceeds, if any, shall be paid to Mortgagor or Mortgagor’s successors or assigns, as their rights may appear.

12.       In the event of such a sale of the Premises or any part thereof and the execution of a deed or deeds therefore under this Mortgage, any recital therein of the occurrence of an Event of Default or of the giving or recording of any notice or demand by Lender regarding such sale shall be conclusive proof thereof, and the receipt of the purchase money recited therein shall fully discharge the purchaser from any obligation for the proper application of the proceeds of sale in accordance with these trusts.

13.       Following the occurrence of an Event of Default, unless the same has been specifically waived in writing, subject to the rights of tenants under Leases then in effect, Mortgagor shall forthwith upon demand of Lender surrender to Lender possession of the Premises, and Lender shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Lender in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Mortgagor or the then owner of the Premises relating thereto, and may exclude Mortgagor, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Mortgagor, or in its own name as Lender and under the powers herein granted:

(a)       hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as it deems judicious, insure and reinsure the same and any risks related to Lender’s possession, operation and management thereof and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor; and

(b)       conduct any leasing activity pursuant to the provisions of the Assignment of Leases.

Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Lease. Except to the extent that the same is caused solely by Lender’s gross negligence or willful misconduct, should Lender incur any liability, loss or damage under any Lease, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease, the amount thereof, including costs, expenses and reasonable attorneys’ fees and costs, including reasonable attorneys’ fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

14.       Upon the occurrence of an Event of Default, Lender, in the exercise of the rights and powers conferred upon it, shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed in (a) - (c) below, at the election of Lender and in such order as Lender may determine as follows:

(a)       to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to, the cost of management, leasing (which shall include reasonable compensation to Lender and its respective agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises, (ii) premiums on insurance as hereinabove authorized, (iii) taxes and special assessments now due or which may hereafter become due on the Premises, and (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Lender, make it readily rentable;

(b)       to the payment of any principal, interest or any other Indebtedness secured hereby or any deficiency which may result from any foreclosure sale;

(c)       to the payment of established claims for damages, if any, reasonable attorneys’ fees and costs and reasonable attorneys’ fees and costs on appeal.

The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Lender. To the extent that the costs and expenses in (a) and (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.

15.       Upon the occurrence of any Event of Default, unless the same has been specifically waived in writing, Lender may apply to any court having jurisdiction for the appointment of a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Lender’s security. Lender may be appointed as such receiver. The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such Rents. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its possession at Lender’s election and in such order as Lender may determine in payment in full or in part of those items listed in Paragraph 14.

16. (a) Mortgagor agrees that all reasonable costs, charges and expenses, including but not limited to reasonable attorneys’ fees and costs incurred or expended by Lender arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Loan Documents or the Premises, shall be promptly paid by Mortgagor. All such sums not promptly paid by Mortgagor shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

(b)       Mortgagor hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Mortgage, to the full extent that such rights can be lawfully waived, Mortgagor hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every Person acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Mortgagor or any such Person, and agrees that neither Mortgagor nor any such Person will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lender herein but will permit the exercise of such remedy as though any such laws had not been enacted.

17.       In accordance with and subject to the terms and conditions of the Assignment of Leases, Mortgagor hereby assigns to Lender directly and absolutely, and not merely collaterally, the interest of Mortgagor as lessor under the Leases of the Premises and the Rents payable under any Lease and/or with respect to the use of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof, subject only to a license, if any, granted by Lender to Mortgagor with respect thereto prior to the occurrence of an Event of Default. Mortgagor has executed and delivered the Assignment of Leases which grants to Lender specific rights and remedies in respect of said Leases and governs the collection of Rents thereunder and from the use of the Premises, and such rights and remedies so granted shall be cumulative of those granted herein.

The collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Lender at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Lender of the right, power and authority herein conferred on Lender. Nothing contained herein, including the exercise of any right, power or authority herein granted to Lender, shall be, or be construed to be, an affirmation by Lender of any tenancy, Lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, Lease or option. Mortgagor hereby agrees that, in the event Lender exercises its rights as provided for in this paragraph or in the Assignment of Leases, Mortgagor waives any right to compensation for the use of Mortgagor’s furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the Rents derived from the use of any such items shall be applied to Mortgagor’s obligations hereunder as above provided.

18.       All rights and remedies granted to Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Lender. No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of Lender hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Loan Documents are cumulative and may, at the election of Lender, be exercised alternatively, successively or concurrently. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion. Time is of the essence under this Mortgage and the Loan Documents.

19.       By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

20.       The usury provisions of Paragraph 6 of the Note are fully incorporated herein by reference as if the same were specifically stated herein.

21.       In the event one or more provisions of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Loan Documents shall be construed as if any such provision had never been contained herein.

22.       If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Lender notwithstanding such variation or release.

23.       Upon payment in full of the principal sum, interest and other Indebtedness secured by the Loan Documents (the “Secured Obligations”), these presents shall be null and void, and Lender shall release this Mortgage and the lien hereof by proper instrument executed in recordable form at the expense of the Mortgagor. The term “Secured Obligations” shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Lender and/or to enforce the performance or collection of all covenants, agreements, other obligations and liabilities of the Mortgagor under this Mortgage, the Note or the other Loan Documents; provided, however, such Secured Obligations shall not include any judgment(s) or final decree(s) rendered in another jurisdiction, which judgment(s) or final decree(s) would be unenforceable by an Indiana court pursuant to Indiana Code 34-54-3-4. The obtaining of any judgment by Lender (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Premises shall not affect in any manner or to any extent the lien of this Mortgage upon the Premises or any part thereof, or any liens, powers, rights and remedies of Lender, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

24. (a) Mortgagor hereby grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times, subject to the inspection rights provisions afforded to Mortgagor under the Leases. Lender shall make reasonable efforts to ensure that the tenants under any Leases are not disturbed.

(b)       In connection with any sale or conveyance of this Mortgage, Mortgagor grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Lender’s expense, a Phase I environmental audit of the Premises, subject to the inspection rights provisions afforded to Mortgagor under the Leases.

(c)       In the event there has been an Event of Default or in the event Lender has formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then, subject to the rights of the lessees under any Leases, Mortgagor grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Mortgagor’s expense using the firm of Mortgagor’s choice, subject to Lender’s reasonable approval, environmental tests of the Premises, including, without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the “Tests”). The scope of the Tests shall be such as Lender, in its sole discretion, determines is necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Mortgage, or (iii) determine compliance with Environmental Laws, the provisions of the Loan Documents and other matters relating thereto. Lender shall make reasonable efforts to ensure that the tenants under any Leases are not disturbed.

(d)       Provided no Event of Default has occurred, Lender will provide Mortgagor with reasonable notice of Lender’s intent to enter, inspect and conduct the Tests provided for in this Paragraph. In addition, Lender shall conduct such inspections and Tests during normal business hours and use reasonable efforts to minimize disruption to any lessees.

The foregoing licenses and authorizations are intended to be a means of protection of Lender’s security interest in the Premises and not as participation in the management of the Premises.

25.       Within fifteen (15) days after any written request by any party to this Mortgage, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, maturity date and the date to which interest has been paid. Mortgagor shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby. Mortgagor shall also furnish to Lender, within thirty (30) days of its request therefor, tenant estoppel letters from such tenants of the Premises as Lender may reasonably require; which Lender shall not request more than one (1) time per annum, nor more than one (1) time prior to the date of the Securitization Transaction.

26.       Each notice, consent, request, report or other communication under this Mortgage shall be given in accordance with the provisions of Section 6.18 of the Loan Agreement.

27.       Mortgagor has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of the Loan Documents. Therefore, the terms of the Loan Documents shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of the Loan Documents against the interest of the party causing the Loan Documents or any portion of it to be drafted. Mortgagor is entering into the Loan Documents freely and voluntarily without any duress, economic or otherwise.

28.       This Mortgage and all provisions hereof shall inure to the benefit of the successors and assigns of Lender and shall bind the permitted successors and assigns of Mortgagor.

29.       THE LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS’ PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT (A) OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE PERFECTION, FORECLOSURE AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE PREMISES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF INDIANA, AND (B) THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY LENDER, OTHERWISE PREEMPT THE LAW OF THE STATE WHERE THE PREMISES IS LOCATED OR ILLINOIS LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

30.       As used herein, the term “Default Rate” means a rate equal to the lesser of (i) three percent (3%) per annum above the then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law at the time of the occurrence of an Event of Default.

31.       AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, Mortgagor AND LENDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS MORTGAGE OR ANY OTHER INSTRUMENT OR AGREEMENT BY WHICH THIS MORTGAGE IS, OR MAY HEREAFTER BE, SECURED, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF Mortgagor OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE LENDER’S ACCEPTANCE OF THIS MORTGAGE.

32.       This Mortgage and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose. Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System. The Premises secured hereby is not used for mining, grazing, agricultural, timber or farming purposes.

33.       Unless Lender shall otherwise direct in writing, Mortgagor shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lender, excluding any federal regulatory proceedings against Lender that are not instituted because of any act or omission by Mortgagor, any Interest Owner or which result from the Premises. The Lender shall have the right to appear in such actions or proceedings. Mortgagor shall save Lender harmless from all reasonable costs and expenses, including but not limited to, reasonable attorneys’ fees and costs and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason hereof, excluding any federal regulatory proceedings against Lender that are not instituted because of any act or omission by Mortgagor, any Interest Owner or which result from the Premises. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or the Loan Documents or otherwise purporting to affect the security hereof or the rights or powers of Lender. All money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Mortgagor without notice.

34.       Upon the occurrence of an Event of Default, unless the same has been specifically waived in writing, all Rents collected or received by Mortgagor shall be accepted and held for Lender in trust and shall not be commingled with the funds and property of Mortgagor, but shall be promptly paid over to Lender.

35.       Mortgagor shall have the right, after giving thirty (30) days’ prior written notice to Lender, to prepay (without penalty or premium) in whole or in part, principal owed under the Note together with interest thereon to the date on which payment is made, along with all sums, amounts, advances, or charges then due under any instrument or agreement by which the Note is secured.

36.       Upon request of Mortgagor, Lender, at Lender's option so long as this Mortgage secures indebtedness held by Lender, may make future advances to Mortgagor. Such future advances, with interest thereon, shall be secured hereby if made under the terms of this Mortgage, the Note or any other Loan Document, or if made pursuant to any other promissory note, instrument or agreement stating that sums advanced thereunder are secured hereby.

37.       Notwithstanding any other provision of this Mortgage, in no event shall this Mortgage secure more than Twenty-Seven Million Six Hundred Thousand and no/100 Dollars ($27,600,000.00); provided, however, in no event shall Mortgagee have any obligation whatsoever to advance an amount in excess of the principal amount of the Note.

REMAINDER OF PAGE INTENTIONALLY BLANK

(Signatures on next page)

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage, Security Agreement, Assignment of Rents and Fixture Filing to be duly executed and delivered as of the date first hereinabove written.

IRESI VERNON HILLS COMMONS, L.L.C,
a Delaware limited liability company

By: Inland Residential Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

By: Inland Residential Properties Trust, Inc.,
       a Maryland corporation, its general partner

By:        /s/ David Z. Lichterman

Name:  David Z. Lichterman

Its:        Chief Accounting Officer, Treasurer
        and Vice President

State of Illinois         }

County of DuPage   }

I, Susan Metzler, a Notary Public in and for said County in said State, hereby certify that David Z. Lichterman, who is the Chief Accounting Officer, Treasurer and Vice President of Inland Residential Properties Trust, Inc., a Maryland corporation, being the general partner of Inland Residential Operating Partnership, L.P., a Delaware limited partnership, as the sole member of IRESI Vernon Hills Commons, L.L.C., a Delaware limited liability company, who has signed the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation as the general partner of said limited partnership as the sole member of said limited liability company.

Given under my hand this 25th day of April, 2017.

/s/ Susan Metzler

Notary Public

SEAL

Susan Metzler

Printed Name

My Commission Expires:

          5/5/19

EXHIBIT A

PARCEL 1

LOT 10 IN THE FIRST RESUBDIVISION OF VERNON HILLS TOWN CENTER, BEING A RESUBDIVISION OF PART OF THE SOUTH HALF OF SECTION 15, TOWNSHIP 43 NORTH,RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE FINAL PLAT OF SUBDIVISION RECORDED FEBRUARY 2, 2011 AS DOCUMENT NUMBER 6705452, IN LAKE COUNTY,ILLINOIS.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY THE DECLARATION OF EASEMENTS AND OPERATING AGREEMENT DATED APRIL 1, 2009 ANDRECORDED JUNE 22, 2009 AS DOCUMENT NUMBER 6488478 MADE AND ENTERED INTO BY VHTC, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY AND PTD PROPERTIES, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, FOR THE PURPOSE OF (I) INGRESS, EGRESS AND PARKING BY VEHICULAR TRAFFIC, (II) THE PASSAGE AND ACCOMMODATION OF PEDESTRIANS, (III) INSTALLATION, OPERATION, MAINTENANCE, REPAIR AND REPLACEMENT OF THE COMMON UTILITY LINES AND (IV) THE INSTALLATION, REPAIR,REPLACEMENT AND MAINTENANCE OF AN IRRIGATION SYSTEM AND GRASS LANDSCAPING, AMENDED BY AMENDED AND RESTATED DECLARATION OF EASEMENTS AND OPERATING AGREEMENT DATED NOVEMBER 1, 2010 AND RECORDED FEBRUARY 2, 2011 AS DOCUMENT NUMBER 6705457 MADE AND ENTERED INTO BY VHTC, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, VHTC LOT 3 LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, AND PTD PROPERTIES, LLC, AN ILLINOIS LIMITED LIABILITY

Property Address: 1255 Town Center Road, Vernon Hills, Illinois

PIN(s): 15-15-313-003